Exhibit 99.1

SandRidge Energy, Inc. Reports Financial and Operational Results for First Quarter 2012

Grew Daily Average Mississippian Production to 19.3 MBoe per Day in the First

Quarter, a 23% Increase from the Previous Quarter

Achieved Record Oil Production of 3.4 MMBbls

Completed IPO of SandRidge Mississippian Trust II Raising $590 Million in Net Proceeds

Oklahoma City, Oklahoma, May 3, 2012 – SandRidge Energy, Inc. (NYSE: SD) today announced financial and operational results for the quarter ended March 31, 2012.

Key Financial Results

•	Adjusted EBITDA of $185 million for first quarter 2012 compared to $149 million in first quarter 2011.

•	Operating cash flow of $153 million for first quarter 2012 compared to $102 million in first quarter 2011.

•

Net loss applicable to common stockholders of $232 million, or $0.58 per diluted share, for first quarter 2012 compared to net loss applicable to common stockholders of $316 million, or $0.79 per diluted share, in first quarter 2011.

•	Adjusted net income of $21.2 million, or $0.04 per diluted share, for first quarter 2012 compared to adjusted net loss of $7.7 million, or $0.02 per diluted share, in first quarter 2011.

Adjusted net income available (loss applicable) to common stockholders, adjusted EBITDA and operating cash flow are non-GAAP financial measures. Each measure is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” beginning on page 9.

Highlights

•	Mississippian daily average production grew by 23% quarter over quarter

•	Record oil production in first quarter 2012 of 3.4 MMBbls

•	Recent peak production of 99 MBoe per day on April 29, 2012

•	Current Mississippian acreage position of approximately 1.7 million net acres

•	Raised $590 million in net proceeds from the IPO of SandRidge Mississippian Trust II in April 2012

•	Increased senior credit facility borrowing base to $1.0 billion and extended maturity to 2017

•	Current liquidity of $1.6 billion, with cash balance of approximately $600 million and no borrowings outstanding under the senior credit facility

Drilling Activities

SandRidge averaged 36 rigs operating during the first quarter of 2012 and drilled 250 wells. A total of 240 gross (213 net) operated wells were completed and brought on production during the first quarter of 2012. Currently, the company has 42 rigs operating (including five drilling saltwater disposal wells), of which 20 are SandRidge-owned Lariat rigs.

Mississippian Play. During the first quarter of 2012, SandRidge drilled 68 horizontal wells in the Mississippian play: 55 in Oklahoma and 13 in Kansas. To date, 640 horizontal wells have been drilled in the Mississippian play, including 297 drilled by SandRidge. SandRidge has an inventory of approximately 8,000 drilling locations on approximately 1.7 million net acres. The company presently has 29 rigs operating in the play, of which 19 are drilling horizontal producer wells in Oklahoma, five are drilling horizontal producer wells in Kansas and five are drilling saltwater disposal wells. The company plans to operate an average of 26 horizontal rigs and drill approximately 380 horizontal wells in the Mississippian play during 2012.

Permian Basin. The company drilled 182 wells in the Permian Basin during the first quarter of 2012 and currently holds approximately 225,000 net acres in the play. SandRidge presently operates 12 rigs in the Permian Basin, all of which are operating on the Central Basin Platform drilling primarily Grayburg/San Andres vertical wells at depths ranging from 4,500 feet to 7,500 feet. The company plans to drill over 750 wells in the Permian Basin in 2012.

Gulf of Mexico. SandRidge closed the acquisition of Dynamic Offshore Resources, LLC (“Dynamic”) on April 17, 2012. No wells were drilled in 2012 prior to April 17th. Currently, SandRidge is operating one rig in the Gulf of Mexico and plans to drill 13 wells and participate in the drilling of two non-operated wells during the remainder of 2012. Dynamic performed eight recompletions from January 1, 2012 to April 17, 2012. SandRidge plans to perform 26 additional recompletions through the remainder of the year for a total of 34 in 2012.

Operational and Financial Statistics

Information regarding the company’s production, pricing, costs and earnings is presented below:

	Three Months Ended March 31,
	2012	2011
Production
Oil (MBbl) (1)	3,427	2,581
Natural gas (MMcf)	15,746	17,266
Oil equivalent (MBoe)	6,051	5,459
Daily production (MBoed)	66.5	60.7

Average price per unit
Realized oil price per barrel - as reported (1)	$89.99	$79.76
Realized impact of derivatives per barrel (1)	(3.72)	(7.50)

Net realized price per barrel (1)	$86.27	$72.26

Realized natural gas price per Mcf - as reported	$2.10	$3.54
Realized impact of derivatives per Mcf	0.25	(0.10)

Net realized price per Mcf	$2.35	$3.44

Realized price per Boe - as reported	$56.42	$48.90

Net realized price per Boe - including impact of derivatives	$54.96	$45.05

Average cost per Boe
Lease operating	$13.77	$13.55
Production taxes	2.03	1.94
General and administrative
General and administrative, excluding stock-based compensation (2)	6.43	4.69
Stock-based compensation	1.88	1.61
Depletion	14.82	13.53

Lease operating cost per Boe
Excluding offshore and tertiary recovery	$13.19	$12.70
Offshore operations	33.87	29.26
Tertiary recovery operations	31.14	42.77

Earnings per share
Loss per share applicable to common stockholders
Basic	$(0.58)	$(0.79)
Diluted	(0.58)	(0.79)

Adjusted net income (loss) per share available (applicable) to common stockholders
Basic	$0.02	$(0.05)
Diluted	0.04	(0.02)

Weighted average number of common shares outstanding (in thousands)
Basic	400,597	398,251
Diluted (3)	500,116	495,579

(1)	Includes NGLs.
(2)	Includes transaction costs of $2.9 million and $1.3 million for the three-month periods ended March 31, 2012 and 2011, respectively.
(3)	Includes shares considered antidilutive for calculating earnings per share in accordance with GAAP for certain periods presented.

Discussion of First Quarter 2012 Financial Results

Oil and natural gas revenue increased 28% to $341 million in first quarter 2012 from $267 million in the same period of 2011 as a result of increases in oil production and realized reported oil prices. Oil production increased 33% to 3.4 MMBbls from first quarter 2011 production of 2.6 MMBbls mainly due to continued development of the company’s properties in the Mississippian play and Permian Basin. First quarter 2012 total production increased 11% to 6.1 MMBoe from 5.5 MMBoe in first quarter 2011. Realized reported prices, which exclude the impact of derivative settlements, were $89.99 per barrel and $2.10 per Mcf during first quarter 2012. Realized reported prices in the same period of 2011 were $79.76 per barrel and $3.54 per Mcf.

Production expense increased 13% to $83 million in first quarter 2012 from $74 million in the same period of 2011 due primarily to the addition of costs from newly completed oil wells brought on production during 2011 and 2012. The company brought 240 wells on production during first quarter 2012. First quarter 2012 production expense was $13.77 per Boe compared to first quarter 2011 production expense of $13.55 per Boe.

Depletion per unit in first quarter 2012 was $14.82 per Boe compared to $13.53 per Boe in the same period of 2011. The increase in rate per unit primarily was a result of fourth quarter 2011 non-core asset sales.

Capital Expenditures

The table below summarizes the company’s capital expenditures for the quarters ended March 31, 2012 and 2011:

	Three Months Ended March 31,
	2012	2011
	(in thousands)
Drilling and production
Mid-Continent	$219,451	$101,927
Permian Basin	162,319	170,822
Gulf of Mexico	—	24
WTO/Tertiary/Other	12,857	16,791

	394,627	289,564
Leasehold and seismic
Mid-Continent	87,739	97,109
Permian Basin	2,956	5,167
Gulf of Mexico	—	55
WTO/Tertiary/Other	1,863	3,431

	92,558	105,762
Pipe inventory	4,649	3,711

Total exploration and development (1)	491,834	399,037

Drilling and oil field services	7,916	6,763
Midstream	23,975	4,172
Other - general	45,933	6,197

Total capital expenditures, excluding acquisitions	569,658	416,169

Acquisitions	10,511	1,548

Total capital expenditures	$580,169	$417,717

Plugging and abandonment	$3,421	$2,443

(1)

Exploration and development expenditures for the three-month periods ended March 31, 2012 and 2011 exclude $10.0 million and $19.0 million, respectively, of estimated loss on Century Plant construction contract.

Derivative Contracts

The tables below set forth the company’s consolidated oil and natural gas price and basis swaps and collars for the years 2012 through 2015 as of April 30, 2012 and include contracts that have been novated to or the benefits of which have been conveyed to SandRidge sponsored royalty trusts.

	Quarter Ending
	3/31/2012	6/30/2012	9/30/2012	12/31/2012
Oil
Swap Volume (MMBbls)	3.04	3.73	4.05	4.20
Swap	$99.21	$100.23	$100.52	$100.67
Collar Volume (MMBbls)	—	0.07	0.06	0.05
Collar: High	—	$114.00	$114.00	$114.00
Collar: Low	—	$85.00	$85.00	$85.00
LLS Basis Volume (MMBbls)	—	0.75	0.38	0.37
Swap	—	$17.05	$17.48	$17.49

Natural Gas
Swap Volume (Bcf)	1.82	2.48	0.88	0.48
Swap	$4.90	$5.23	$6.12	$5.98
Collar Volume (Bcf)	—	1.41	2.16	2.27
Collar: High	—	$6.62	$6.58	$6.58
Collar: Low	—	$4.11	$4.04	$4.09

	Year Ending
	12/31/2012	12/31/2013	12/31/2014	12/31/2015
Oil
Swap Volume (MMBbls)	15.02	17.42	13.91	7.64
Swap	$100.22	$96.40	$89.95	$84.77
Collar Volume (MMBbls)	0.17	0.17	—	—
Collar: High	$114.00	$102.50	—	—
Collar: Low	$85.00	$80.00	—	—
LLS Basis Volume (MMBbls)	1.50	—	—	—
Swap	$17.27	—	—	—

Natural Gas
Swap Volume (Bcf)	5.65	—	—	—
Swap	$5.32	—	—	—
Collar Volume (Bcf)	5.84	6.86	0.94	1.01
Collar: High	$6.59	$6.71	$7.78	$8.55
Collar: Low	$4.08	$3.78	$4.00	$4.00
Basis Swaps Volume (Bcf)	—	14.60	—	—
Swap	—	$0.46	—	—

Balance Sheet

The company’s capital structure at March 31, 2012 and December 31, 2011 is presented below:

	March 31, 2012	December 31, 2011
	(in thousands)
Cash and cash equivalents	$127,842	$207,681

Current maturities of long-term debt	$1,070	$1,051
Long-term debt (net of current maturities)
Senior credit facility	—	—
Mortgage	14,702	14,978
Senior Notes
Senior Floating Rate Notes due 2014	350,000	350,000
9.875% Senior Notes due 2016, net	355,078	354,579
8.0% Senior Notes due 2018	750,000	750,000
8.75% Senior Notes due 2020, net	443,704	443,568
7.5% Senior Notes due 2021	900,000	900,000

Total debt	2,814,554	2,814,176

Stockholders’ equity
Preferred stock	8	8
Common stock	401	399
Additional paid-in capital	4,632,544	4,568,856
Treasury stock, at cost	(6,617)	(6,158)
Accumulated deficit	(3,169,153)	(2,937,094)

Total SandRidge Energy, Inc. stockholders’ equity	1,457,183	1,626,011

Noncontrolling interest	933,876	922,939

Total capitalization	$5,205,613	$5,363,126

During the first quarter of 2012, the company’s debt, net of cash balances, increased by approximately $80 million as a result of funding the 2012 capital expenditure program. On April 30, 2012, the company had no amount drawn under its $1.0 billion senior credit facility and approximately $600 million of cash, leaving approximately $1.6 billion of available liquidity. The company was in compliance with all applicable covenants contained in its debt agreements during the three months ended March 31, 2012 and through and as of the date of this release.

Operational Guidance

The company is updating certain 2012 guidance provided on February 23, 2012. Adjusted net income attributable to noncontrolling interest reflects the effects of SandRidge Mississippian Trust I, SandRidge Permian Trust and SandRidge Mississippian Trust II and excludes non-cash gain or loss on unrealized derivative positions for the trusts.

	Year Ending December 31, 2012
	Previous Projection as of February 23, 2012	Updated Projection as of May 3, 2012
Production
Oil (MMBbls) (1)	18.2	18.2
Natural Gas (Bcf)	84.8	84.8

Total (MMBoe)	32.3	32.3

Differentials
Oil (1)	$9.00	$9.00
Natural Gas	0.50	0.50

Costs per Boe
Lifting	$16.10 - $17.80	$16.10 - $17.80
Production Taxes	1.75 - 1.95	1.75 - 1.95
DD&A - oil & gas	15.90 - 17.65	15.90 - 17.65
DD&A - other	1.75 - 1.95	1.75 - 1.95

Total DD&A	$17.65 - $19.60	$17.65 - $19.60
G&A - cash	4.30 - 4.75	4.30 - 4.75
G&A - stock	1.15 - 1.30	1.15 - 1.30

Total G&A	$5.45 - $6.05	$5.45 - $6.05
Interest Expense	$8.70 - $9.60	$8.70 - $9.60

EBITDA from Oilfield Services, Midstream and Other ($ in millions) (2)	$43.5	$43.5
Adjusted Net Income Attributable to Noncontrolling Interest ($ in millions) (3)	$113.8	$142.6
P&A Cash Cost ($ in millions)	$35.2	$35.2

Corporate Tax Rate	0%	0%
Deferral Rate	0%	0%

Shares Outstanding at End of Period (in millions)
Common Stock	493.0	493.0
Preferred Stock (as converted)	90.1	90.1

Fully Diluted	583.1	583.1

Capital Expenditures ($ in millions)
Exploration and Production	$1,550	$1,550
Land and Seismic	145	145

Total Exploration and Production	$1,695	$1,695
Oil Field Services	20	20
Midstream and Other	135	135

Total Capital Expenditures	$1,850	$1,850

(1)	Includes NGLs.
(2)

EBITDA from Oilfield Services, Midstream and Other is a non-GAAP financial measure as it excludes from net income interest expense, income tax expense and depreciation, depletion and amortization. The most directly comparable GAAP measure for EBITDA from Oilfield Services, Midstream and Other is Net Income from Oilfield Services, Midstream and Other. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods and/or does not forecast the excluded items on a segment basis.

(3)

Adjusted Net Income Attributable to Noncontrolling Interest is a non-GAAP financial measure as it excludes unrealized gain or loss on derivative contracts and gain or loss on sale of assets. The most directly comparable GAAP measure for Adjusted Net Income Attributable to Noncontrolling Interest is Net Income Attributable to Noncontrolling Interest. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.

Non-GAAP Financial Measures

Operating cash flow, adjusted EBITDA and adjusted net income available (loss applicable) to common stockholders are non-GAAP financial measures.

The company defines operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities. It defines EBITDA as net income (loss) before income tax expense, interest expense and depreciation, depletion, amortization and accretion of asset retirement obligation. Adjusted EBITDA, as presented herein, is EBITDA excluding interest income, realized gains on out-of-period derivative contract settlements, non-cash realized losses on financing derivatives, (gain) loss on sale of assets, transaction costs, loss on extinguishment of debt, non-cash realized losses on amended derivative contracts and other various non-cash items (including non-cash portion of noncontrolling interest, stock-based compensation, unrealized losses (gains) on derivative contracts, provision for doubtful accounts and inventory obsolescence).

Operating cash flow and adjusted EBITDA are supplemental financial measures used by the company’s management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the company’s ability to internally fund exploration and development activities and to service or incur additional debt. The company also uses these measures because operating cash flow and adjusted EBITDA relate to the timing of cash receipts and disbursements that the company may not control and may not relate to the period in which the operating activities occurred. Further, operating cash flow and adjusted EBITDA allow the company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. These measures should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA should not be considered as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, the company’s adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Management also uses the supplemental financial measure of adjusted net income available (loss applicable) to common stockholders, which excludes unrealized losses (gains) on derivative contracts, realized gains on out-of-period derivative contract settlements, non-cash realized losses on financing derivatives, transaction costs, loss on extinguishment of debt, non-cash realized losses on amended derivative contracts and (gain) loss on sale of assets from income available (loss applicable) to common stockholders. Management uses this financial measure as an indicator of the company’s operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income available (loss applicable) to common stockholders is not a measure of financial performance under GAAP and should not be considered a substitute for income available (loss applicable) to common stockholders.

The tables below reconcile the most directly comparable GAAP financial measures to operating cash flow, EBITDA and adjusted EBITDA and adjusted net income available (loss applicable) to common stockholders.

Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow

	Three Months Ended March 31,
	2012	2011
	(in thousands)
Net cash provided by operating activities	$230,910	$79,662
(Deduct) add
Changes in operating assets and liabilities	(77,970)	22,665

Operating cash flow	$152,940	$102,327

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2012	2011
	(in thousands)
Net loss	$(218,178)	$(302,344)

Adjusted for
Income tax expense	71	88
Interest expense (1)	68,421	61,208
Depreciation and amortization - other	14,513	13,093
Depreciation and depletion - oil and natural gas	87,066	71,460
Accretion of asset retirement obligation	2,607	2,426

EBITDA	(45,500)	(154,069)

Provision for doubtful accounts	134	2
Inventory obsolescence	49	—
Interest income	(102)	(5)
Stock-based compensation	10,523	8,218
Unrealized losses on derivative contracts	127,836	267,254
Realized gains on out-of-period derivative contract settlements	—	(12,390)
Non-cash realized losses on amended derivative contracts	117,108	—
Non-cash realized losses on financing derivatives	1,344	2,348
Other non-cash income	(2,360)	(160)
Loss (gain) on sale of assets	3,080	(201)
Transaction costs	2,901	1,342
Loss on extinguishment of debt	—	36,181
Non-cash portion of noncontrolling interest (2)	(29,594)	—

Adjusted EBITDA	$185,419	$148,520

(1)	Excludes unrealized gain on interest rate swaps of ($1.4) million and ($1.8) million for the three-month periods ended March 31, 2012 and 2011, respectively.
(2)

Represents depreciation and depletion of ($7.5) million, unrealized losses on commodity derivative contracts of ($22.0) million and income tax expense of ($0.1) million for the three-month period ended March 31, 2012 attributable to noncontrolling interests.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,
	2012	2011
	(in thousands)
Net cash provided by operating activities	$230,910	$79,662

Changes in operating assets and liabilities	(77,970)	22,665
Interest expense (1)	68,421	61,208
Realized gains on out-of-period derivative contract settlements	—	(12,390)
Transaction costs	2,901	1,342
Noncontrolling interest - SDT (2)	(13,922)	—
Noncontrolling interest - PER (2)	(17,699)	—
Noncontrolling interest - Other (2)	73	(6)
Other non-cash items	(7,295)	(3,961)

Adjusted EBITDA	$185,419	$148,520

(1)	Excludes unrealized gain on interest rate swaps of ($1.4) million and ($1.8) million for the three-month periods ended March 31, 2012 and 2011, respectively.
(2)

Excludes depreciation and depletion of ($7.5) million, unrealized losses on commodity derivative contracts of ($22.0) million and income tax expense of ($0.1) million for the three-month period ended March 31, 2012 attributable to noncontrolling interests.

Reconciliation of Loss Applicable to Common Stockholders to Adjusted Net Income Available

(Loss Applicable) to Common Stockholders

	Three Months Ended March 31,
	2012	2011
	(in thousands, except per share data)
Loss applicable to common stockholders	$(232,059)	$(316,284)

Unrealized losses on derivative contracts (1)	105,817	267,254
Realized gains on out-of-period derivative contract settlements	—	(12,390)
Non-cash realized losses on amended derivative contracts	117,108	—
Non-cash realized losses on financing derivatives	1,344	2,348
Loss (gain) on sale of assets	3,080	(201)
Transaction costs	2,901	1,342
Financing commitment fees	10,875	—
Loss on extinguishment of debt	—	36,181
Other non-cash income	(1,785)	—
Effect of income taxes	79	86

Adjusted net income available (loss applicable) to common stockholders	7,360	(21,664)
Preferred stock dividends	13,881	13,940

Total adjusted net income (loss)	$21,241	$(7,724)

Weighted average number of common shares outstanding
Basic	400,597	398,251
Diluted (2)	500,116	495,579

Total adjusted net income (loss)
Per share - basic	$0.02	$(0.05)

Per share - diluted	$0.04	$(0.02)

(1)	Excludes unrealized losses on commodity derivative contracts of ($22.0) million for the three-month period ended March 31, 2012 attributable to noncontrolling interests.
(2)	Weighted average fully diluted common shares outstanding for certain periods presented includes shares that are considered antidilutive for calculating earnings per share in accordance with GAAP.

Conference Call Information

The company will host a conference call to discuss these results on Friday, May 4, 2012 at 8:00 am CDT. The telephone number to access the conference call from within the U.S. is 866-271-5140 and from outside the U.S. is 617-213-8893. The passcode for the call is 21672283. An audio replay of the call will be available from May 4, 2012 until 11:59 pm CDT on June 3, 2012. The number to access the conference call replay from within the U.S. is 888-286-8010 and from outside the U.S. is 617-801-6888. The passcode for the replay is 58758833.

A live audio webcast of the conference call also will be available via SandRidge’s website, www.sandridgeenergy.com, under Investor Relations/Events. The webcast will be archived for replay on the company’s website for 30 days.

Conference Participation

SandRidge Energy, Inc. will participate in the following upcoming events:

•	May 07, 2012 – Susquehanna 2012 Energy & Resources Conference; New York, NY

•	May 08, 2012 – ISI Bermuda Energy Conference; Southampton, Bermuda

•	May 08, 2012 – Baird’s 2012 Growth Stock Conference; Chicago, IL

•	May 09, 2012 – CLSA Energy Forum 2012; New York, NY

•	May 22, 2012 – UBS Global Oil & Gas Conference; Austin, TX

•	June 04, 2012 – RBC Capital Markets’ Global Energy and Power Conference; Battery Park, NY

•	June 05, 2012 – Citi 2012 Global Energy Conference; Miami, FL

•	June 24, 2012 – Global Hunter Securities 100 Energy Conference; San Francisco, CA

•	July 11, 2012 – UBS Mini-Conference; New York, NY

At 8:00 am Central Time on the day of each presentation, the corresponding slides and any webcast information will be accessible on the Investor Relations portion of the company’s website at www.sandridgeenergy.com. Please check the website for updates regularly as this schedule is subject to change. Also, please note that SandRidge Energy, Inc. intends for its website to be used as a reliable source of information for all future events in which it may participate as well as updated presentations regarding the company. Slides and webcasts (where applicable) will be archived and available for at least 30 days after each use or presentation.

Second Quarter 2012 Earnings Release and Conference Call

August 2, 2012 (Thursday) – Earnings press release after market close

August 3, 2012 (Friday) – Earnings conference call at 8:00 am CDT

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
	(Unaudited)
Revenues
Oil and natural gas	$341,365	$266,942
Drilling and services	29,309	21,034
Midstream and marketing	8,306	22,258
Other	2,655	2,614

Total revenues	381,635	312,848

Expenses
Production	83,310	73,957
Production taxes	12,254	10,575
Drilling and services	17,560	15,041
Midstream and marketing	7,954	22,283
Depreciation and depletion - oil and natural gas	87,066	71,460
Depreciation and amortization - other	14,513	13,093
Accretion of asset retirement obligation	2,607	2,426
General and administrative	50,301	34,414
Loss on derivative contracts	254,646	277,628
Loss (gain) on sale of assets	3,080	(201)

Total expenses	533,291	520,676

Loss from operations	(151,656)	(207,828)

Other income (expense)
Interest expense	(66,965)	(59,438)
Loss on extinguishment of debt	—	(36,181)
Other income, net	2,468	1,197

Total other expense	(64,497)	(94,422)

Loss before income taxes	(216,153)	(302,250)
Income tax expense	71	88

Net loss	(216,224)	(302,338)
Less: net income attributable to noncontrolling interest	1,954	6

Net loss attributable to SandRidge Energy, Inc.	(218,178)	(302,344)
Preferred stock dividends	13,881	13,940

Loss applicable to SandRidge Energy, Inc. common stockholders	$(232,059)	$(316,284)

Loss per share
Basic	$(0.58)	$(0.79)

Diluted	$(0.58)	$(0.79)

Weighted average number of common shares outstanding
Basic	400,597	398,251

Diluted	400,597	398,251

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	March 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$127,842	$207,681
Accounts receivable, net	240,636	206,336
Derivative contracts	7,526	4,066
Inventories	9,491	6,903
Costs in excess of billings	1,621	—
Other current assets	32,324	16,854

Total current assets	419,440	441,840
Oil and natural gas properties, using full cost method of accounting
Proved	9,159,518	8,969,296
Unproved	748,953	689,393
Less: accumulated depreciation, depletion and impairment	(4,874,325)	(4,791,534)

	5,034,146	4,867,155

Other property, plant and equipment, net	576,668	522,269
Restricted deposits	27,904	27,912
Derivative contracts	1,109	26,415
Goodwill	235,396	235,396
Other assets	83,436	98,622

Total assets	$6,378,099	$6,219,609

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$1,070	$1,051
Accounts payable and accrued expenses	601,785	506,784
Billings and estimated contract loss in excess of costs incurred	34,310	43,320
Derivative contracts	97,462	115,435
Asset retirement obligation	32,906	32,906

Total current liabilities	767,533	699,496
Long-term debt	2,813,484	2,813,125
Derivative contracts	292,110	49,695
Asset retirement obligation	100,126	95,210
Other long-term obligations	13,787	13,133

Total liabilities	3,987,040	3,670,659

Commitments and contingencies

Equity
SandRidge Energy, Inc. stockholders’ equity
Preferred stock, $0.001 par value, 50,000 shares authorized
8.5% Convertible perpetual preferred stock; 2,650 shares issued and outstanding at March 31, 2012 and December 31, 2011; aggregate liquidation preference of $265,000	3	3
6.0% Convertible perpetual preferred stock; 2,000 shares issued and outstanding at March 31, 2012 and December 31, 2011; aggregate liquidation preference of $200,000	2	2
7.0% Convertible perpetual preferred stock; 3,000 shares issued and outstanding at March 31, 2012 and December 31, 2011; aggregate liquidation preference of $300,000	3	3
Common stock, $0.001 par value, 800,000 shares authorized; 416,478 issued and 415,544 outstanding at March 31, 2012 and 412,827 issued and 411,953 outstanding at December 31, 2011	401	399
Additional paid-in capital	4,632,544	4,568,856
Treasury stock, at cost	(6,617)	(6,158)
Accumulated deficit	(3,169,153)	(2,937,094)

Total SandRidge Energy, Inc. stockholders’ equity	1,457,183	1,626,011
Noncontrolling interest	933,876	922,939

Total equity	2,391,059	2,548,950

Total liabilities and equity	$6,378,099	$6,219,609

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2012	2011
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(216,224)	$(302,338)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation, depletion and amortization	101,579	84,553
Accretion of asset retirement obligation	2,607	2,426
Debt issuance costs amortization	2,538	2,873
Discount amortization on long-term debt	635	575
Loss on extinguishment of debt	—	36,181
Unrealized loss on derivative contracts	127,836	267,254
Realized loss on amended derivative contracts	117,108	—
Realized loss on financing derivatives	2,978	2,348
Loss (gain) on sale of assets	3,080	(201)
Investment income	(568)	(150)
Stock-based compensation	11,371	8,806
Changes in operating assets and liabilities	77,970	(22,665)

Net cash provided by operating activities	230,910	79,662

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment(1)	(601,841)	(427,391)
Acquisition of assets	(10,511)	(1,548)
Proceeds from sale of assets	269,008	159,536

Net cash used in investing activities	(343,344)	(269,403)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	—	1,493,000
Repayments of borrowings	(257)	(1,230,272)
Premium on debt redemption	—	(28,795)
Debt issuance costs	(7,223)	(19,099)
Proceeds from the sale of royalty trust units	98,849	—
Distributions to royalty trust unitholders	(32,740)	—
Noncontrolling interest distributions	—	(1)
Stock issuance expense	—	(143)
Stock-based compensation excess tax benefit	7	10
Purchase of treasury stock	(7,144)	(5,469)
Dividends paid - preferred	(17,263)	(18,130)
Cash (paid) received on settlement of financing derivatives	(1,634)	1,314

Net cash provided by financing activities	32,595	192,415

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(79,839)	2,674

CASH AND CASH EQUIVALENTS, beginning of year	207,681	5,863

CASH AND CASH EQUIVALENTS, end of period	$127,842	$8,537

Supplemental Disclosure of Noncash Investing and Financing Activities
Change in accrued capital expenditures(1)	$(32,183)	$(11,222)
Change in convertible perpetual preferred stock dividends payable	$(3,382)	$(4,190)
Adjustment to oil and natural gas properties for estimated contract loss	$10,000	$19,000

(1)	Capital expenditures on an accrual basis were $569,658 and $416,169 for the three-month periods ended March 31, 2012 and 2011, respectively.

For further information, please contact:

Kevin R. White

Senior Vice President

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

(405) 429-5515

Cautionary Note to Investors - This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “Operational Guidance.” These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include projections and estimates of net income, drilling and recompletion plans, drilling locations, oil and natural gas production, derivative transactions, shares outstanding, pricing differentials, operating costs and capital spending, and tax rates and descriptions of our development plans. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in (a) Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2011, and (b) comparable “risk factors” sections of our Quarterly Reports on Form 10-Q filed thereafter. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. is an oil and natural gas company headquartered in Oklahoma City, Oklahoma with its principal focus on exploration and production. SandRidge and its subsidiaries also own and operate gas gathering and processing facilities and CO2 treating and transportation facilities and conduct marketing and tertiary oil recovery operations. In addition, Lariat Services, Inc., a wholly-owned subsidiary of SandRidge, owns and operates a drilling rig and related oil field services business. SandRidge focuses its exploration and production activities in the Mid-Continent, Permian Basin, Gulf of Mexico, West Texas Overthrust and Gulf Coast. SandRidge’s internet address is www.sandridgeenergy.com.